Exhibit 23.3
                             BREGANTE + COMPANY LLP
                          CERTIFIED PUBLIC ACCOUNTANTS


55 Hawthorne Street                                        330 Ignacio Boulevard
Suite 910                                                              Suite 201
San Francisco, CA  94105-3914                              Novato, CA 94949-6036
(415) 777-1001 Tel                                            Tel (415) 883-4262
(415) 546-9745 Fax                                            Fax (415) 883-4290






Board of Directors
Hennessy Advisors, Inc. (formerly Edward J. Hennessy Incorporated)

We consent to the use of our report included herein and to the reference to our firm under the headings "EXPERTS" and "CHANGES IN ACCOUNTANTS" in the prospectus.


                           /s/ Bregante & Company LLP




November 5, 2001
San Francisco, California